UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2011

CASCADE BANCORP
(Exact name of registrant as specified in its charter)

Oregon	0-23322	93-1034484
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

1100 NW Wall Street
Bend, Oregon 97701
(Address of principal executive offices)
(Zip Code)

(541) 385-6205
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 22, 2011, Bank of the Cascades, a wholly-owned subsidiary of Cascade Bancorp (the “Company”), entered into a Commercial Loan Purchase Agreement and Residential Loan Purchase Agreement with NW Bend, LLC (the “Agreements”) pursuant to which it will sell certain non-performing, substandard and related performing loans with an aggregate carrying amount of approximately $108 million and a related aggregate customer unpaid principal balance of approximately $142 million. Also included in the sale is approximately $2 million of other real estate owned. The aggregate sales price for the assets is approximately $58.3 million, subject to adjustment pursuant to the terms of the Agreements. The foregoing summary of the Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreements. A copy of the press release issued by the Company announcing the agreement is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

CASCADE BANCORP

By:	/s/ Patricia L. Moss
Patricia L. Moss
Chief Executive Officer

Date: September 27, 2011